Exhibit 5.1

July 24, 2013

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos

México, D.F. 11311

México

Re:	Petróleos Mexicanos

Pre-Effective Amendment No. 1 to Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as your special United States counsel in connection with the above-referenced Pre-Effective Amendment No. 1 to Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof by Petróleos Mexicanos (the “Issuer”) and Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the “Guarantors”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the proposed offers to exchange (the “Exchange Offers”) up to U.S. $1,000,000,000 aggregate principal amount of 3.500% Notes due 2018 (the “2018 Fixed Rate New Notes”), U.S. $500,000,000 aggregate principal amount of Floating Rate Notes due 2018 (the “2018 Floating Rate New Notes”), U.S. $2,100,000,000 aggregate principal amount of 3.500% Notes due 2023 (the “2023 New Notes”), U.S. $1,000,000,000 aggregate principal amount of 4.875% Notes due 2024 (the “2024 New Notes”), U.S. $500,000,000 aggregate principal amount of 6.500% Bonds due 2041 (the “2041 New Bonds”) and U.S. $1,000,000,000 aggregate principal amount of 5.50% Bonds due 2044 (the “2044 New Bonds” and, together with the 2018 Fixed Rate New Notes, the 2018

Floating Rate New Notes, the 2023 New Notes, the 2024 New Notes and the 2041 New Bonds, the “New Securities”), issued by the Issuer and registered under the Act for an equal principal amount of the Issuer’s outstanding 3.500% Notes due 2018 (the “2018 Fixed Rate Old Notes”), Floating Rate Notes due 2018 (the “2018 Floating Rate Old Notes”), 3.500% Notes due 2023 (the “2023 Old Notes”), 4.875% Notes due 2024 (the “2024 Old Notes”), 6.500% Bonds due 2041 (the “2041 Old Bonds”) and 5.50% Bonds due 2044 (the “2044 Old Bonds” and, together with the 2018 Fixed Rate Old Notes, the 2018 Floating Rate Old Notes, the 2023 Old Notes, the 2024 Old Notes and the 2041 Old Bonds, the “Old Securities”). The New Securities will be issued pursuant to an indenture dated as of January 27, 2009, between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch as International Paying Agent, (ii) the Second Supplemental Indenture, dated as of October 13, 2009, among the Issuer, the Trustee, Credit Suisse, as Principal Swiss Paying Agent and Authenticating Agent, and BNP Paribas (Suisse) S.A., as Swiss Paying Agent, and (iii) the Third Supplemental Indenture, dated as of April 10, 2012, among the Issuer, the Trustee and Credit Suisse AG, as Swiss Paying Agent and Authenticating Agent (as supplemented, the “Indenture”). Pursuant to a guaranty agreement dated July 29, 1996 (the “Guaranty Agreement”) among the Issuer and the Guarantors, and certificates of designation dated October 19, 2012, January 30, 2013 and July 18, 2013 (the “Certificates of Designation”) issued by the Issuer thereunder, all of the Issuer’s payment obligations under the New Securities will be unconditionally guaranteed, jointly and severally, by the Guarantors.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture;

(c)	the forms of the New Securities attached as exhibits to, or incorporated by reference in, the Registration Statement; and

(d)	executed copies of the Guaranty Agreement and the Certificates of Designation.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the New Securities will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the Indenture and (iii) that the Guaranty Agreement has not been amended or terminated since the date of its execution and there are no dealings or arrangements among the parties that would alter the terms of the Guaranty Agreement since its date of execution.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the 2018 Fixed Rate New Notes, the 2018 Floating Rate New Notes and the 2024 New Notes in the forms filed as Exhibits 4.11, 4.12 and 4.13, respectively, to the Registration Statement, the 2023 New Notes, in the form filed as Exhibit 4.9 to Petróleos Mexicanos’ registration statement on Form F-4 (File No. 333-189852) on July 9, 2013, the 2041 New Bonds, in the form filed as Exhibit 4.10 to Petróleos Mexicanos’ registration statement on Form F-4 (File No. 333-175821) on July 27, 2011, and the 2044 New Bonds, in the form filed as Exhibit 4.11 to Petróleos Mexicanos’ registration statement on Form F-4 (File No. 333-182553) on July 5, 2012, have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount of 2018 Fixed Rate Old Notes, 2018 Floating Rate Old Notes, 2023 Old Notes, 2024 Old Notes, 2041 Old Bonds and 2044 Old Bonds, respectively, (a) the New Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture and (b) assuming due authorization, execution and delivery by the Issuer of Certificates of Designation in form and substance sufficient under Mexican law to designate the Indenture and the New Securities as obligations of the Issuer entitled to the benefits of the Guaranty Agreement, the payment obligations of the Guarantors under their guaranties of the New Securities pursuant to the Guaranty Agreement, will constitute the valid, binding and enforceable obligations of each Guarantor.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Issuer or any Guarantor, (a) we have assumed that the Issuer or such Guarantor, as the case may be, and each other party to such agreement or obligation, has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer or any Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, we note (i) that the enforceability in the United States of the waiver by the Issuer of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the New Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 1.13 of the Indenture of the U.S. federal courts sitting in The City of New York as the venue for actions or proceedings relating to the Indenture and the New Securities is (notwithstanding the waiver in or pursuant to Section 1.13 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ JORGE U. JUANTORENA
Jorge U. Juantorena, a Partner